Exhibit 10.22.3

THIS INSTRUMENT WAS PREPARED BY AND,

WHEN RECORDED, SHOULD BE RETURNED TO:

Morris, Manning and Martin, LLP

1600 Atlanta Financial Center

3343 Peachtree Road, NE

Atlanta, Georgia 30326-1044

Attn:  Frederick C. C. Boyd, III, Esq.

Obligor No.: 5470431436

Obligor Name: LF3 Prattville, LLC

Home2 Suites by Hilton

2505 Legends Drive, Prattville, AL 36066

THIS MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING SERVES AS

A FINANCING STATEMENT FILED AS A FIXTURE FILING PURSUANT TO

SECTION 7-9A-502, CODE OF ALABAMA, 1975, AS AMENDED.

MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT, AND FIXTURE FILING

By

LF3 PRATTVILLE, LLC, a Delaware limited liability company, as Mortgagor

In favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

Made and dated as of July 11, 2019

MORTGAGE,

SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,

FINANCING STATEMENT, AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FINANCING STATEMENT, AND FIXTURE FILING (the “Mortgage”) is made as of July 11, 2019 by LF3 PRATTVILLE, LLC, a Delaware limited liability company (“Mortgagor”) whose mailing address is 1635 43rd Street South, Suite 205, Fargo, North Dakota 58103, Attn: Corey R. Maple, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), whose mailing address is 1808 Aston Avenue, Suite 250, Carlsbad, California 92008, Attn:  Loan Administration, as mortgagee and secured party.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

ARTICLE 1

MORTGAGE

1.1                      Grant of Mortgage. Mortgagor mortgages, grants, bargains, sells, conveys, assigns, and transfers to Lender WITH POWER OF SALE AND RIGHT OF ENTRY, for the benefit and security of Lender, and grants to Lender a security interest in, all of the Mortgaged Property; TO HAVE AND TO HOLD the Mortgaged Property hereby mortgaged, granted, conveyed, assigned and transferred, or so intended, together with all estate, right, title and interest of Mortgagor and anyone claiming by, through or under Mortgagor, in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, unto Lender, its successors and assigns forever, upon the terms, provisions and conditions set forth in this Mortgage, subject only to the Permitted Exceptions. This Mortgage is being made pursuant to the terms and conditions of the Loan Agreement, of even date herewith, between Mortgagor, as Borrower, and Lender (as it may be amended, restated, supplemented, extended or renewed from time to time, the “Loan Agreement”). Capitalized terms used in this Mortgage and not otherwise defined in this Mortgage have the meanings given to those terms in the Loan Agreement.

IMPORTANT NOTICE TO LIEN CLAIMANTS:

Any lien attaching to the Mortgaged Property after the date hereof (each, a “Junior Lien”) shall be subject and subordinate to all of the Secured Obligations, including: (a) any debt now or hereafter owed Lender or any affiliate of Lender by Mortgagor or any other Credit Party, including advances (whether or not obligatory) made subsequent to the recording of this Mortgage; and (b) any modification to this Mortgage, any other Loan Document, or the Secured Obligations after the date of recording of this Mortgage, including, without limitation, increases in the amount of the Secured Obligations, increases in interest rates with respect to any Secured Obligation, and changes to the maturity date of any Secured Obligation, notwithstanding that such modification may occur after the date such Junior Lien attaches or may adversely affect or prejudice the rights of any Junior Lien claimant. Nothing herein shall be deemed an approval or consent by Lender to, or waiver of Lender’s right to object to, any such Junior Lien.

1.2                      The Mortgaged Property. The “Mortgaged Property” consists of all of Mortgagor’s estate, right, title and interest in and to the following described property and property rights, whether now existing or hereafter acquired, including in any greater estate hereafter acquired, with references in this Mortgage to the Mortgaged Property to mean and include all or any portion of or interest in any of the Mortgaged Property:

(a)                        The Land and Improvements. The real property described on Exhibit 1.2, together with any and all rights and privileges appurtenant thereto (the “Land”), and all buildings and other improvements located or erected on the Land, including any and all items of property attached or affixed to such buildings or other improvements (or any portion thereof) (collectively, the “Improvements”), which Improvements are intended and agreed to be an integral part of the real property. The Land and the Improvements are referred to in this Mortgage as the “Premises.” If there is more than one parcel of real property described on Exhibit 1.2, references in this Mortgage to “Land” and “Improvements” shall be to the Land and

Improvements relating to and encompassing each such parcel, each of which constitutes a “Premises,” and references to “Premises” shall include each such Premises.

(b)                        Leases and Rents. Any and all leasehold estates covering any portion of the Premises, including sublease estates, and including all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”), together with any and all rents, issues, profits, damages, income and other benefits now or hereafter derived from the Premises, including amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties (collectively the “Rents”).

(c)                         Other Interests. Any and all (i) interest, estate or other claim, in law or in equity, in any of the Premises, including any greater estate in either the Land or the Improvements; (ii) easements, rights-of-way and other rights used in connection with the Premises, including all rights to the nonexclusive use of common drive entries; (iii) water rights, water stock, and claims or title to water; (iv) land lying within the right-of- way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, parkways, driveways, alleys and strips and gores of land adjacent to or used in connection with the Premises; and (v) awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Premises (including awards for severance damages).

(d)                       UCC Collateral.  The “UCC Collateral” described on Exhibit 1.2(d).

(e)                        Proceeds.  All proceeds, both cash and non-cash, and products of any of the foregoing.

1.3                      Duration of Mortgage. This Mortgage shall continue in full force and effect until such time as all indebtedness under the Note(s) executed and delivered pursuant to the Loan Agreement and all other Secured Obligations (defined below) have been fully, finally, and irrevocably paid and performed, at which time this Mortgage shall be void, and Lender agrees to execute an instrument evidencing the satisfaction of all obligations under this Mortgage and releasing this Mortgage.

1.4                      Warranty. Mortgagor represents, warrants and covenants that Mortgagor (a) is, and, as to any portion of the Mortgaged Property acquired hereafter, will upon such acquisition be, the owner of the Mortgaged Property and all legal and beneficial interests therein, including a fee simple ownership interest in the Premises, free and clear of all Liens, other than the Permitted Exceptions; and (b) shall remain the owner of the entire Mortgaged Property and all legal and beneficial interests therein free and clear of all Liens, other than the Permitted Exceptions.

ARTICLE 2

OBLIGATIONS SECURED

2.1                      The Secured Obligations.  This Mortgage is given to secure the following obligations (collectively, the “Secured Obligations”):

(a)                        Note Indebtedness. Payment of the indebtedness evidenced by the Term Loan Note dated July 11, 2019, in the principal amount of $9,620,000.00 by Mortgagor and payable to Lender (as amended from time to time, the “Note”), with interest thereon, all as provided in the Notes and other Loan Documents, INCLUDING INTEREST RATE INCREASES OR DECREASES, MATURITY DATE EXTENSIONS, AND PAYMENT MODIFICATIONS (INCLUDING DEFERRALS OR ACCELERATIONS OF PRINCIPAL OR INTEREST). References herein to “Note” and “Loan” are to each such Note and related Loan.

(b)                        Loan Obligations. Payment of all other Indebtedness and other sums, with interest thereon, that may be owed or arise under, and performance of all other Obligations contained in or arising under, this

Mortgage, the other Loan Documents, and in any other instrument now or hereafter given to evidence or further secure payment or performance of any Obligation.

(c)                         Other Obligations. All obligations of the Mortgagor under the Related Credit Arrangements, including any Related Swap Contracts and Related Treasury Management Arrangements, but excluding any Excluded Swap Obligations, to which the Lender or its Affiliates are a party shall be deemed to be Secured Obligations of the Mortgagor, and the Lender or Affiliate of the Lender party to any such Related Credit Arrangement shall be deemed to be a beneficiary and mortgagee hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time, prior to the maturity date of the Loan, as such Person (or Affiliate of such Person) shall cease to be a “Lender” under the Loan Agreement. No Person who obtains the benefit of this Mortgage by virtue of the provisions of this Section shall have, prior to the maturity date of the Loan, any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Secured Obligations (including the release or modification of any Secured Obligations or security therefor) other than in its capacity as the Lender and only to the extent expressly provided in the Loan Documents.

(d)                        Future Advances. All future principal advances, with all interest thereon, to or for the benefit of Mortgagor, made pursuant to the terms of this Mortgage or any of the other Loan Documents.

(e)                         Other Disbursements and Protective Advances.  All disbursements and other advances made by Lender for (i) the payment of Taxes, maintenance, care, protection or insurance on or with respect to the Mortgaged Property; (ii) the discharge of Liens having priority over the lien of this Mortgage; (iii) the curing of waste of the Mortgaged Property; (iv) indemnification obligations regarding environmental liabilities associated with the Mortgaged Property; (v) service charges and expenses incurred by reason of a default hereunder, including late charges, attorneys’ fees and court costs; and (vi) all other charges, disbursements, advances, costs and expenses now or hereafter incurred by Lender pursuant to any of the Loan Documents or as permitted by Applicable Law, in all cases with interest thereon until paid at the rate of 10% per annum. Notwithstanding the foregoing, Lender shall have no obligation to make any disbursements or advance any sums as a result of this subsection.

(f)                          Obligations Generally. Payment and performance of all other Obligations, including any other obligations that are stated in this Mortgage to be included as Secured Obligations.

2.2                      Priority. The Mortgaged Property shall secure all of the Secured Obligations presently or hereafter owed, and the priority of the Lien created hereby for all such Secured Obligations shall be as of the time this Mortgage is recorded. Without limiting the foregoing, all advances and disbursements pursuant to Sections 2.1(d) and 2.1(e), whether such advances are obligatory, optional or both and whether made before or after default or maturity or other similar event, shall be secured hereby to the same extent as if such advance or disbursement has been made contemporaneously with the execution hereof, even though no advance may have been made at the time of execution hereof and even though no indebtedness is outstanding at the time any advance is made.

2.3                      Certain Obligations Not Secured. Notwithstanding any other provision hereof or the other Loan Documents, this Mortgage does not secure any obligations of Mortgagor or any other Credit Party in any Loan Document with respect to state and federal environmental laws, rules, regulations and permits; hazardous materials and other environmental conditions; environmental investigations; the release or threatened release of any hazardous materials; and all environmental remediation requirements.

2.4                      Agency. To the extent that any Secured Obligation is held by an Affiliate of Lender, rather than directly by Lender, Lender is acting both for itself, with respect to the Secured Obligations held by Lender, and as the representative and collateral agent for and on behalf of such Affiliate with respect to Secured Obligations held by such Affiliate, and Lender is entitled, both on its own behalf and as the representative and collateral agent for and on behalf of such Affiliate, to exercise all rights and remedies of the secured party under this Mortgage.

ARTICLE 3

MORTGAGOR COVENANTS

3.1                      Use. Mortgagor shall use the Mortgaged Property solely for the operation of a Permitted Concept in accordance with the Franchise Agreement and Management Agreement and for no other purpose. Mortgagor shall not, without Lender’s prior written consent, (a) initiate or acquiesce in a change in the zoning classification; or (b) grant, amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Mortgaged Property.

3.2                      Impositions; Right to Contest. Prior to delinquency, Mortgagor shall pay the following (collectively, the “Impositions”): (a) all Taxes, water and sewer rents and charges, and charges for utility services that may be assessed, levied or imposed upon Mortgagor, the Mortgaged Property, the Loan Documents, or the Secured Obligations; and (b) all claims and demands of mechanics, laborers, materialmen and others which, if unpaid, might create a Lien on the Mortgaged Property, unless Mortgagor shall contest the amount or validity thereof as permitted in this Section. If by law any Imposition is payable in installments, Mortgagor may pay the same in installments as they become due and before any fine, penalty, interest, or cost may be added thereto for nonpayment. So long as no Default has occurred that is continuing, Mortgagor may, at its own expense, contest by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any Imposition; provided that Mortgagor (y) shall have first demonstrated to Lender’s reasonable satisfaction that such proceedings operate to prevent the sale of the Mortgaged Property to satisfy such Imposition prior to a final determination; and (z) shall have either (i) deposited with Lender adequate security for the payment of the Imposition (including any interest and penalties);  or (ii) paid the Imposition in full under protest or furnished such other security or undertaking as may be permitted by Applicable Law to accomplish a stay of any sale of the Mortgaged Property.

3.3                      Maintenance and Repair. Mortgagor shall: (a) maintain the Mortgaged Property in good condition and repair, subject to reasonable and ordinary wear and tear, and free from actual or constructive waste; (b) operate, remodel, update and modernize the Mortgaged Property as required by the Franchise Agreement and Management Agreement and as is otherwise prudent and reasonable; and (c) pay all operating costs of the Mortgaged Property in the ordinary course of business, including utility costs. Mortgagor shall not do, nor allow any tenant or other user of the Mortgaged Property to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Premises), impairs or is reasonably likely to impair in any material respect the value of the Mortgaged Property, is contrary to Applicable Law, or violates in any material respect any applicable covenant, condition, restriction, agreement or easement.

3.4                      Alterations. Except as may be required or permitted by the Loan Agreement, Mortgagor shall not make, nor permit to be made, any alterations (including additions) to the Improvements without Lender’s prior written consent, not to be unreasonably withheld or conditioned, except that Mortgagor may make nonstructural alterations costing less than $100,000 in the aggregate at any one time without Lender’s consent. Structural alterations include any alterations that would affect the foundation of the Improvements; involve the structural elements of the Improvements, such as a load-bearing wall, structural beams, columns, supports or roof; or materially affect any building systems, including electrical systems, plumbing, HVAC, and fire and safety systems. All such work shall: (a) be at the sole cost of Mortgagor; (b) be undertaken using licensed contractors; (c) be prosecuted diligently to completion; (d) be of good workmanship and materials; (e) be free of all mechanics’ and materialmen’s liens; and (f) comply fully with the terms of this Mortgage, the Loan Agreement, the Franchise Agreement, the Management Agreement, and all Applicable Law.

3.5                     Condemnation.

(a)                        Takings; Continuation of Obligations. If there is a taking of all or any portion of the Mortgaged Property or the commencement of any proceedings or negotiations which might result in a taking by any lawful authority by exercise of the right of condemnation or by agreement in lieu of condemnation (a “Taking”), Mortgagor shall promptly give Lender written notice of the Taking. No Taking shall relieve Mortgagor of any Secured Obligations, including its obligations to make regularly scheduled payments of principal and interest pursuant to the Note and the other Loan Documents. Mortgagor authorizes and empowers Lender, at Lender’s option and in Lender’s sole discretion, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and to commence, appear in and prosecute in its own name or on behalf of Mortgagor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

(b)                        Restoration Obligations. Promptly following the occurrence of a Taking, other than a Total Taking (defined below), Mortgagor shall, at its expense, commence and diligently complete the repair, restoration, replacement, and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Taking (a “Restoration”). Mortgagor shall not be excused from Mortgagor’s Restoration obligation, regardless of whether or not there are Condemnation Proceeds available to Mortgagor or whether any such Condemnation Proceeds are sufficient in amount, and the application or release by Lender of any Condemnation Proceeds shall not cure or waive any Default under this Mortgage or the other Loan Documents or invalidate any act done pursuant thereto.

(c)                         Condemnation Proceeds. All compensation, awards, damages, rights of action, and proceeds awarded to Mortgagor by reason of any such Taking or received by Mortgagor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned, and shall be paid, directly to Lender. Mortgagor agrees to execute such further assignments of the Condemnation Proceeds as Lender may require. If Mortgagor receives any Condemnation Proceeds, Mortgagor shall promptly pay the Condemnation Proceeds to Lender, to be applied by Lender to payment of the Secured Obligations in such order as Lender, in its sole discretion, shall determine. To the extent that Condemnation Proceeds are applied to prepay principal on Note, no prepayment fee will be charged in connection with such prepayment. Notwithstanding the foregoing, if no Default has occurred and is continuing and if the Taking is not a Total Taking, the Condemnation Proceeds, less costs, fees and expenses incurred by Lender and Mortgagor in the collection thereof, including reasonable attorneys’ fees and expenses (the “Net Condemnation Proceeds”), shall be made available to Mortgagor, to be used by Mortgagor to satisfy its Restoration obligations, substantially in the manner and according to the procedures, limitations, and requirements provided in the Loan Agreement for the distribution of Net Insurance Proceeds, as if the Net Condemnation Proceeds were Net Insurance Proceeds. “Total Taking” means a Taking of substantially all of the Mortgaged Property or of such a portion of the Mortgaged Property that the remainder cannot reasonably be used for the purposes for which used prior to the Taking.

3.6                      No Discharge. Mortgagor’s obligations and liabilities hereunder or under any other Loan Document shall not be released, discharged or otherwise affected by reason of: (a) any damage to, destruction of, or condemnation or similar taking of the Mortgaged Property; (b) any restriction on, or interference by any Person with, any use of any of the Mortgaged Property; (c) any title defect or encumbrance affecting the Mortgaged Property; (d) any claim that Mortgagor has or might have against Lender; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Mortgage by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any default or failure on Lender’s part to perform or comply with any of the terms of the Loan Documents or of any Related Agreement; or (f) any other act or occurrence whatsoever, whether similar or dissimilar to the foregoing.

3.7                      Actions Affecting Mortgaged Property. Mortgagor shall give Lender written notice of and, unless otherwise directed in writing by Lender, shall appear in and contest any action or proceeding purporting to affect the security or priority of this Mortgage or the rights or powers of Lender and shall pay all reasonable costs and expenses (including costs of evidence of title, litigation, and reasonable attorneys’ fees) in any such action or proceeding in which Lender may appear.

3.8                      Actions by Lender. If Mortgagor fails to make any payment or to do any act required hereby, Lender may, in its sole discretion, but without obligation so to do, without releasing Mortgagor from any obligation, and with only such notice to or demand upon Mortgagor as is reasonable under the circumstances, but in no event exceeding five days’ prior written notice, make or do the same in such manner and to such extent as Lender may deem necessary or appropriate, including: (a) entering upon and taking possession of the Mortgaged Property and otherwise exercising its rights and remedies hereunder and under the other Loan Documents; (b) taking such actions and making such additions, alterations, repairs and improvements to the Mortgaged Property as Lender reasonably may consider necessary or appropriate to keep the Mortgaged Property in good condition and repair or otherwise to protect the value or security of any of the Mortgaged Property, including payment of Impositions and insurance premiums; and (c) taking such actions as Lender reasonably may consider necessary or appropriate to protect the priority, validity and enforceability of the lien of this Mortgage on the Mortgaged Property. Mortgagor shall, immediately upon demand by Lender, pay to Lender all amounts expended by Lender, including all costs and expenses reasonably incurred by Lender in connection with the exercise by Lender of the foregoing rights (including costs of evidence of title, court costs, appraisals, surveys, fees of receivers, and reasonable attorneys’ fees), together with interest at the rate of 10% on such amounts from the date incurred until paid.

3.9                      Prohibited Transactions. In order to induce Lender to make the Loan, Mortgagor agrees that, upon the occurrence of a Prohibited Transaction (as defined in the Loan Agreement) without the prior written consent of Lender, in Lender’s sole discretion, Lender shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. In connection with any request for consent to a Prohibited Transaction, Mortgagor agrees to pay Lender such fees and other amounts as Lender may require, as consideration to Lender in connection with, and as a condition precedent to, any such matter.

3.10               No Liens or Encumbrances. Mortgagor covenants not to grant or suffer to exist, and Mortgagor covenants to pay and promptly discharge, at Mortgagor’s sole cost and expense, all Liens upon the Mortgaged Property, other than Permitted Exceptions. Mortgagor covenants to notify Lender immediately in writing of any such Lien. Except as otherwise provided in this Mortgage with respect to Impositions, Mortgagor may contest in good faith the validity of any involuntary Lien, provided Mortgagor shall first deposit with Lender a bond or other security satisfactory to Lender in such amount as Lender shall reasonably require, but not more than 150% of the amount of the claim, and provided further that if Mortgagor loses such contest, Mortgagor will thereafter diligently proceed to cause such Lien to be removed and discharged, at Mortgagor’s sole cost and expense. If Mortgagor fails to remove or discharge any Lien, then, in addition to any other right or remedy of Lender, Lender may, after only such notice to Mortgagor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Mortgagor shall, immediately upon demand therefor by Lender, pay to Lender an amount equal to all amounts expended by Lender, including all costs and expenses incurred by Lender in connection with the exercise by Lender of the foregoing rights, together with interest thereon from the date of each such expenditure at the rate of 10% per annum. Such costs and expenses shall be secured by the Liens in favor of Lender, including the lien of this Mortgage, and are part of the Secured Obligations.

3.11               Periodic Appraisals. Lender may require an appraisal of the Premises, or an update to a previously provided appraisal of the Premises, indicating the present appraised fair market value thereof: (a) if Lender determines in good faith that an appraisal is required as a result of (i) any law, regulation or guideline or any change or interpretation thereof; or (ii) any central bank or other fiscal, monetary or other Government Authority having jurisdiction over Lender or its activities requesting, directing or imposing a condition upon Lender (whether or not such request, direction or condition shall have the force of law); (b) at any time after the occurrence and during the continuance of a Default; or (c) at any other time that Lender, in its reasonable discretion deems it appropriate. Appraisals and updates pursuant to subsections (a) and (b) shall be at Mortgagor’s sole cost and expense.  Appraisals and updates pursuant to subsection (c) shall be at Lender’s sole cost and expense; provided, however, that Lender may charge Mortgagor for one such appraisal or update for the Premises in each calendar year during the continuance of the Mortgage. All such appraisals and updates shall comply with Applicable Law, as well as Lender’s internal requirements, and shall be conducted by appraisers selected and retained by or on behalf of Lender.

3.12               Flood Insurance. If Mortgagor owns the Improvements and if the Premises are located in a Special Flood Hazard Area (“SFHA”) designated by the Federal Emergency Management Administration, Mortgagor shall, at its expense, obtain and maintain flood insurance under the National Flood Insurance Program (“NFIP”) for the Premises meeting the Insurance Requirements in the Loan Agreement and providing insurance coverage sufficient to rebuild or replace the Improvements in an amount not less than the lesser of: (a) the outstanding principal balance of each Note secured hereby, including any prior liens on the Premises; (b) the maximum amount of coverage allowed for the type of property under the NFIP; or (c) the value of the Improvements and equipment located on the Land, but not the value of the Land itself. The policy must state the proper SFHA zone for the Premises (i.e., SFHA zones beginning with “A” or “V”). Deductibles must be stated and may not exceed $50,000. SPECIAL NOTICE: Notice is hereby given to Mortgagor that, if Mortgagor fails to renew or keep in effect adequate flood insurance on the Premises during the time that the NFIP mandates flood insurance coverage, federal law requires Lender to purchase the flood insurance for the Premises and authorizes Lender to charge Mortgagor the cost of premiums and fees incurred in purchasing the insurance. Any flood insurance that Lender purchases may not fully protect Mortgagor’s interest and equity in the Premises and will be substantially more expensive than the insurance Mortgagor may obtain.

3.13               Granting of Easements, Etc. If no Default shall have occurred and be continuing, Mortgagor may, from time to time with respect to its interest in the Mortgaged Property and with Lender’s prior written consent: (a) grant easements and other rights in the nature of easements; (b) release existing easements or other rights in the nature of easements which are for the benefit of the Mortgaged Property; (c) dedicate or transfer unimproved portions of the Mortgaged Property for road, highway or other public purposes; (d) execute petitions to have the Mortgaged Property annexed to any municipal corporation or utility district; and (e) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers.

3.14               Lender’s Power. Without affecting the liability of any Person liable for the payment or performance of any of the Secured Obligations and without affecting the lien of this Mortgage upon the Mortgaged Property not then or theretofore released as security for the Secured Obligations, Lender may, from time to time and without notice: (a) release any Person so liable; (b) extend the Secured Obligations; (c) grant other indulgences; (d) release or reconvey, or cause to be released or reconveyed, at any time at Lender’s option any parcel, portion or all of the Mortgaged Property; (e) take or release any other or additional security or any guaranty for any of the Secured Obligations; or (f) make adjustments or other arrangements with debtors in relation thereto.

3.15               Recording; Further Assurances. Mortgagor shall, from time to time, perform or cause to be performed any other act and shall execute or cause to be executed any and all further instruments (in recordable form) as Lender may reasonably request for carrying out the intention of, or facilitating the performance of, this Mortgage, including to maintain the priority of the Mortgage at the date of initial recording.

3.16               Representations and Warranties. Mortgagor represents and warrants to Lender that: (a) to the best of Mortgagor’s knowledge: (i) all Improvements are, or upon completion will be, located within the boundary lines of the Land and do not and will not, upon completion, encroach upon the land of any adjacent owner; (ii) no improvements of any third Person encroach upon the Land; and (iii) no Person has any unrecorded right, title or interest in the Premises or any other part of the Mortgaged Property, whether by right of adverse possession, prescriptive easement, right of first refusal, right of first offer, option to purchase, lease, or other Contractual Obligation; and (b) there are no delinquent accounts payable or mechanics’ or materialmen’s Liens in favor of any materialman, laborer, or other Person in connection with labor or materials furnished to or performed on any of the Premises and no work has been performed or is in progress, nor have materials been supplied to any portion of the Mortgaged Property or agreements entered into for work to be performed or materials to be supplied to any portion of the Mortgaged Property prior to the date of this Mortgage.

3.17               Purchase Money Mortgage. This Mortgage is a purchase money mortgage as a portion of the Secured Obligations are being used by Mortgagor to finance the acquisition of the Mortgaged Property.

3.18               Grant of Security Interest. As further security for payment and performance of the Secured Obligations, Mortgagor grants to Lender a lien on and security interest in and to all of the UCC Collateral, and this Mortgage constitutes a security agreement with Mortgagor, as debtor, and Lender, as secured party. Lender confirms that, notwithstanding the inclusion of general intangibles as part of the UCC Collateral and the creation, attachment and perfection of Lender’s lien on and security interest in general intangibles in accordance with the provision of UCC Section 9-408(a), such creation, attachment and perfection is subject to the limitations imposed by UCC Section 9-408(d) which provide that such creation, attachment, and perfection (a) is not enforceable against Franchisor or Manager; (b) does not impose a duty or obligation on Franchisor or Manager; (c) does not require Franchisor or Manager to recognize such lien and security interest, pay or render performance to Lender, or accept payment or performance from Lender; (d) does not entitle Lender to use or assign Mortgagor’s rights under the Franchise Agreement or the Management Agreement; and (e) does not entitle Lender to use, assign, possess, or have access to any trade secrets or confidential information of Franchisor or Manager.

3.19               Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including said fixtures) is situated. The mailing address of Mortgagor is the address of Mortgagor set forth in the introductory paragraph in this Mortgage, and the address of Lender from which information concerning the Liens may be obtained is the address of Lender as set forth in the introductory paragraph of this Mortgage.

ARTICLE 4

ASSIGNMENT OF LEASES AND RENTS

4.1                      Assignment of Leases and Rents. Mortgagor assigns, transfers, and conveys to Lender all of Mortgagor’s estate, right, title and interest in and to the Leases and Rents and gives to and confers upon Lender the right, power and authority to collect the Rents; to give receipts, releases and satisfactions; to sue, in the name of Mortgagor or Lender, for all Rents; and to apply the Rents to the payment of the Secured Obligations in such order as Lender shall determine. Mortgagor further irrevocably appoints Lender its true and lawful attorney-in-fact, at the option of Lender at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Lender, for all Rents. Mortgagor authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Lender upon written demand by Lender, without further consent of Mortgagor; provided, however, that Mortgagor shall have the right to collect such Rents (but not more than one month in advance unless the written approval of Lender is first obtained), and to retain and enjoy same, so long as a Default shall not have occurred. THE ASSIGNMENT OF THE RENTS MADE IN THIS SECTION IS INTENDED TO BE AN ABSOLUTE, PRESENT ASSIGNMENT FROM MORTGAGOR TO LENDER AND NOT MERELY THE PASSING OF A SECURITY INTEREST. Rents collected subsequent to any Event of Default shall be applied to the costs, if any, of taking possession and control of and managing the Mortgaged Property and collecting such amounts, including to pay reasonable attorney’s fees, receiver’s fees, premiums on receiver’s bonds, costs of repairs to the Mortgaged Property, premiums on insurance policies, taxes, assessments and other charges on the Mortgaged Property, and the costs of discharging any obligation or liability of Mortgagor with respect to the Leases and to the sums secured by this Mortgage, all in such order as Lender may, in its sole discretion, determine.

4.2                      Rights of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may, at any time without notice (except if required by any Applicable Law), either in person, by agent or by a court- appointed receiver (with such receiver to have all powers and duties set forth for receivers in this Mortgage and as prescribed by Applicable Law), regardless of the adequacy of Lender’s security, and at Lender’s sole election (without any obligation to do so), to the extent permitted by Applicable Law, enter upon and take possession and control of the Mortgaged Property to perform all acts necessary and appropriate to operate and maintain the Mortgaged Property, including to execute, cancel or modify the Leases, make repairs to the Mortgaged Property, execute or terminate contracts providing for the management or maintenance of the Mortgaged Property, all on such terms as are deemed best to protect the security of this assignment.  Lender or the receiver, to the extent permitted by Applicable Law, shall have access to the books and records used in the operation and maintenance of the

Mortgaged Property and shall be liable to account only for those Rents actually received. Lender shall not be liable to Mortgagor, anyone claiming under or through Mortgagor or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Lender hereunder, except to the extent of Lender’s gross negligence or willful misconduct. Any entering upon and taking possession and control of the Mortgaged Property by Lender or the receiver and any application of Rents as provided herein shall not cure or waive any Default or invalidate any other right or remedy of Lender.

4.3                      Mortgagor’s Affirmative Obligations. Mortgagor shall: (a) fulfill, perform and observe in all respects each and every condition and covenant of Mortgagor contained in any Lease; (b) give prompt notice to Lender of any claim or event of default under any Lease given to or by Mortgagor, together with a complete copy or statement of any information submitted or referenced in support of such claim or event of default; (c) at the sole cost and expense of Mortgagor, enforce the performance and observance of each and every covenant and condition of any Lease to be performed or observed by any other party thereto, unless such enforcement is waived in writing by Lender; and (d) appear in and defend any action challenging the validity, enforceability or priority of the Lien created hereby or the validity or enforceability of any Lease. Mortgagor shall cause the tenant under each Lease to comply with Mortgagor’s obligations contained in Article 3; provided, however, this requirement shall not relieve or release Mortgagor from any of its obligations under Article 3 or elsewhere in any of the Loan Documents.

4.4                      Negative Covenants. Mortgagor shall not, without Lender’s consent, in Lender’s sole discretion: (a) enter into any Lease; (b) modify or amend the terms of any Lease; (c) grant any consents under any Lease, including any consent to an assignment of any Lease, a mortgaging of the leasehold estate created by any Lease or a subletting by the tenant under any Lease; (d) terminate, cancel, surrender, or accept the surrender of, any Lease, or waive or release any Person from the observance or performance of any obligation to be performed pursuant to any Lease or from liability on account of any warranty given thereunder; or (e) assign, transfer, mortgage, pledge or hypothecate any Lease or any interest therein to any party other than Lender. Any lease, modification, grant, termination, cancellation, surrender, waiver or release in violation of the foregoing provisions shall be null and void and of no force and effect.

4.5                      No Merger. Unless Lender otherwise consents or elects, Mortgagor’s title to the Mortgaged Property and the leasehold interest in the Mortgaged Property created by any Lease shall not merge, but shall always be kept separate and distinct, notwithstanding the union of such estates in Mortgagor, Lender or any other person by purchase, operation of law, or by foreclosure or sale of the Mortgaged Property pursuant hereto or otherwise.

ARTICLE 5

EVENTS OF DEFAULT AND REMEDIES

5.1                     Events of Default.  Each Event of Default constitutes an “Event of Default” under this Mortgage.

5.2                      Remedies. Mortgagor irrevocably agrees that, upon the occurrence of an Event of Default, in addition to all other rights and remedies provided in this Mortgage, in any of the other Loan Documents, or by Applicable Law, Lender may take all or any of the following actions:

(a)                        Acceleration. Declare all or any part of the Secured Obligations immediately due and payable without any presentment, demand, protest or notice of any kind.

(b)                        Right of Entry. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Mortgaged Property and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of, to increase the income from, or to protect the security of this Mortgage with respect to, the Mortgaged Property and, with or without taking possession of the Mortgaged Property, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including reasonable attorneys’ fees) to the Secured Obligations, all in such order as Lender may determine.  The entering upon and taking possession of the Mortgaged Property, the collection of such Rents and the application thereof shall not cure or waive any default or notice of default or invalidate any act done in response to such default or pursuant to such notice of default. Notwithstanding the continuance in possession of the Mortgaged Property or the collection, receipt and application of Rents, Lender shall be entitled to exercise every right and remedy provided for in any of the Loan Documents or by law upon occurrence of any Event of Default.

(c)                         Foreclosure. Commence an action to foreclose the Lien of this Mortgage in a single parcel or in several parcels, appoint a receiver, or specifically enforce any of the covenants of this Mortgage.

(d)                        Exercise of Power of Sale. Sell Mortgagor’s interest in the Mortgaged Property pursuant to the power of sale conferred in this Mortgage. If Lender elects to sell Mortgagor’s interest in the Mortgaged Property by exercise of such power of sale, Lender shall have all of the rights and powers available pursuant to any Applicable Law in connection therewith, including the right to credit bid at the sale, and Lender shall give such notices and otherwise conduct the sale and apply the proceeds of the sale in the manner required by law or otherwise as Lender may determine.

(e)                         Receiver. Obtain an order, ex parte, from a state or federal court appointing a receiver for (i) the business operations of Mortgagor; (ii) the Mortgaged Property; and/or (iii) any or all of the assets and property rights of Mortgagor. Lender’s right to obtain such an order ex parte from such court shall be as a matter of right and without notice to Mortgagor or anyone claiming under Mortgagor, and without regard to the then value of the Mortgaged Property or the interest of Mortgagor therein. MORTGAGOR WAIVES ANY RIGHT TO A HEARING OR NOTICE OF HEARING PRIOR TO THE APPOINTMENT OF A RECEIVER AND IRREVOCABLY CONSENTS TO SUCH APPOINTMENT.  Mortgagor irrevocably agrees that any receiver appointed pursuant to this subsection may have all of the powers and duties of receivers in like or similar cases, including the right, with Lender’s express written consent, to operate and sell all property of the receivership estate, and that such powers and duties shall be vested in the receiver until the later of (x) the date of confirmation of sale of the receivership estate, (y) the date of expiration of any redemption period, or (z) the date the receiver is discharged. Mortgagor waives any and all rights it may have to object to the appointment of a receiver as provided herein or to the receiver’s operation or disposition of the receivership estate.

5.3                      Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to Article 9 of the UCC, Lender, upon an Event of Default, may proceed under the UCC or may proceed as to both real and personal property interests in accordance with the provisions of this Mortgage and its rights and remedies in respect to real property, as specifically permitted under Section 9-604 of the UCC.

5.4                      Lender’s Exercise of Remedies. Lender shall be entitled to enforce payment and performance of any Secured Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers contained in this Mortgage, shall prejudice or in any manner affect Lender’s right to realize upon or enforce any other security now or hereafter held by Lender, it being agreed that Lender shall be entitled to enforce this Mortgage and any other security now or hereafter held by Lender in such order and manner as it may in its absolute discretion determine.

5.5                      Possession of Mortgaged Property. If, following the sale of the Mortgaged Property pursuant to the exercise of remedies under this Mortgage, Mortgagor continues to occupy any of the Mortgaged Property so sold, Mortgagor shall be deemed immediately and automatically to have become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of unlawful detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

5.6                      Waiver of Rights. To the maximum extent permitted under Applicable Law, Mortgagor knowingly, voluntarily, and unconditionally: (a) waives the benefit of any Applicable Law now or hereafter existing that (i) provides for any appraisement or valuation before sale of any portion of the Mortgaged Property; (ii) in any way extends the time for the enforcement of the collection of the Secured Obligations or creates or extends a moratorium or period of redemption from any sale made in furtherance of collecting the Secured Obligations; (iii) limits Lender’s right to pursue a deficiency judgment after a judicial or non-judicial foreclosure or limits the amount of any deficiency judgment; or (iv) requires or permits Mortgagor or the court to determine or otherwise consider the fair market value of any of the Mortgaged Property in connection with such judicial or non-judicial foreclosure and as a potential limitation on the amount of any deficiency judgment; and (b) agrees that Mortgagor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, and Mortgagor, for Mortgagor, Mortgagor’s representatives, successors and assigns, and for any and all Persons ever claiming any interest in the Mortgaged Property, waives and releases all rights of homestead exemption. In addition, Mortgagor expressly waives and relinquishes any and all rights, remedies and defenses that Mortgagor may have or be able to assert by reason of any Applicable Law pertaining to the rights, remedies and defenses of sureties. The rights, benefits and defenses hereby waived in this Section include any and all rights, benefits and defenses which might otherwise be available to Mortgagor under Applicable Law that might otherwise operate to limit the liability of Mortgagor under, or the enforcement of, this Mortgage, the other Loan Documents, or the Secured Obligations.

5.7                      Marshaling. Lender shall not be required to marshal any present or future collateral security (including the Mortgaged Property) for, or other assurances of payment of, the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Mortgagor agrees that it will not invoke any law relating to the marshaling of collateral which might cause a delay in or impede the enforcement of Lender’s rights and remedies under this Mortgage or under any of the other Loan Documents, and, to the extent that it lawfully may, Mortgagor irrevocably waives the benefits of all such laws.

5.8                      Multiple Security. If (a) the Mortgaged Property consists of one or more parcels, whether or not contiguous and whether or not located in the same county, and/or (b) if, in addition to this Mortgage, Lender now or hereafter holds or is the beneficiary of one or more additional mortgages, liens, deeds of trust or other security for the Secured Obligations upon other property in the state where the Premises are located (whether such property is owned by Mortgagor or others), Lender may, at its election, commence or consolidate in a single trustee’s sale or foreclosure action all of the trustee’s sale or foreclosure proceedings against all such collateral securing the Secured Obligations (including the Mortgaged Property), which action or sale may be brought, consolidated, or conducted in the courts of any county in which any of such collateral is located. Mortgagor irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor agrees that if Lender is prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any other collateral directly or indirectly securing the Secured Obligations, or if Lender obtains a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee’s sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the state in which the Premises are located, Lender may commence or continue any trustee’s sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property, and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay the execution of, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. It is expressly understood and agreed that to the fullest extent permitted by Applicable Law, Lender may, at its election, cause the sale of all collateral which is the subject of a single trustee’s sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Secured Obligations (directly or indirectly) in the most economical and least time-consuming manner.

5.9                     Request for Notice. Mortgagor requests a copy of any notice of default and that any notice of sale under this Mortgage be mailed to it in accordance with the provisions below for the giving of notices.

ARTICLE 6

MISCELLANEOUS

6.1                     Applicability of General Provisions. All provisions of the Loan Agreement Article entitled “General Provisions” apply to this Mortgage, the same as if such provisions were set forth in full in this Mortgage.

6.2                     Notices.  Notices pursuant to this Mortgage shall be given as provided in the Loan Agreement.

6.3                      Governing Law. THE CREATION OF THIS MORTGAGE AND THE RIGHTS AND REMEDIES OF LENDER WITH RESPECT TO THE MORTGAGED PROPERTY, AS PROVIDED HEREIN AND BY THE LAWS OF THE STATE WHERE THE PREMISES ARE LOCATED, AS WELL AS LIEN PRIORITIES, INCLUDING WITH RESPECT TO MECHANICS’ AND MATERIALMEN’S LIENS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SUCH STATE, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES. WITH RESPECT TO ALL OTHER PROVISIONS OF THIS MORTGAGE, THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

6.4                      Other Security Documents. The provisions hereof supplement the provisions of any other Loan Document that grants a Lien to Lender or that otherwise secures payment or performance of any of the Secured Obligations, and nothing contained therein shall derogate from any of the rights or remedies of Lender hereunder.

6.5                      Mortgagee in Possession. Nothing contained in this Mortgage shall be construed as constituting Lender a mortgagee in possession in the absence of the actual taking of possession of the Mortgaged Property.

6.6                      Modifications. This Mortgage may not be modified except in a writing executed by Mortgagor and Lender. Any agreement made by Mortgagor and Lender after the date hereof relating hereto, to the Mortgaged Property, or to any Secured Obligation shall be superior to any intervening or subordinate Lien.

6.7                      Last Dollars Secured; Priority. If at any time this Mortgage shall secure less than all of the principal amount of the Secured Obligations, it is expressly agreed that any repayments of the principal amount of the Secured Obligations shall not reduce the amount of the Lien of this Mortgage until the Lien amount shall equal the principal amount of the Secured Obligations outstanding.

6.8                      Binding Effect. This Mortgage shall be binding upon and inure to the benefit of Mortgagor and Lender and their respective successors and permitted assigns, including, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

6.9                      State Specific Provisions. In the event of any inconsistencies between this Section 6.9 and any of the other terms and provisions of this Mortgage, the terms and provisions of this Section 6.9 shall control and be binding. With respect to the Premises which are located in the State of Alabama, notwithstanding anything contained herein to the contrary:

(a)                                 Mortgagee may, at its option, whether or not possession of the Land has been taken, after giving notice by publication once a week for three (3) successive weeks of the time, place, and terms of each such sale, together with a description of the Land to be sold, in a newspaper published in the county or counties wherein such Land or any part thereof is located, or as otherwise provided by law, sell the Land (or such part or parts thereof as Mortgagee may from time to time elect to sell) at the front or main door of the courthouse of the county in which such Land or a substantial and material part thereof is located, at public outcry, to the highest bidder for cash.  Upon payment of the purchase price, Mortgagee, its agent or attorney, or the auctioneer conducting the sale may execute and deliver to the purchaser for and in the name of Mortgagor a good and sufficient deed to the property sold. The purchaser at any such sale or sales shall be under no obligation to see to the proper application of the purchase money. Mortgagee may bid and become the purchaser of the Land at any foreclosure sale. In that event, Mortgagee may pay the purchase price by crediting the Obligations in the amount of Mortgagee’s bid. Mortgagor hereby waives any requirement that the Land be sold in separate parcels or tracts. At any foreclosure sale any part or all of the Land, whether real, personal, or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse may be accounted for in one account without distinction between the items included therein and without assigning to them any proportion of such proceeds. In case Mortgagee, in the exercise of the power of sale herein given, elects to sell the Land in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Land not previously sold shall have been sold or all the Obligations shall have been finally and fully paid and satisfied.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Mortgagor, intending to be legally bound hereby, has duly executed this Mortgage under seal, to be effective as of the date set forth in the first paragraph hereof.

MORTGAGOR:

LF3 PRATTVILLE, LLC, a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

By:	/s/ Katie Cox
Name: Katie Cox
Title: Chief Financial Officer

STATE OF NORTH DAKOTA	§
§
COUNTY OF CASS	§

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Katie Cox, whose name as Chief Financial Officer of Lodging Fund REIT III, Inc., General Partner of Lodging Fund REIT III OP, LP, Sole Member ofLF3 PRATTVILLE, LLC, a Delaware limited liability company, is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, she, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as general partner of said limited partnership, acting in its capacity as sole member of said company.

Given under my hand on July 10, 2019.

[SEAL]

/s/ Jennifer Moum
Notary Public, State of ND

Jennifer Moum
My Commission Expires:	Printed Name of Notary Public

April 25, 2022

Signature Page to Mortgage

Home2 Suites by Hilton 2505 Legends Drive Prattville, AL 36066 Elmore County

EXHIBIT 1.2

LEGAL DESCRIPTION

Home2 Suites — 2505 Legends Drive, Prattville, AL 36066

The Land referred to herein below is situated in the County of Elmore, State of Alabama, and is described as follows:

LOT 1C, OF THE RECORDED MAP OF THE LEGENDS PARK AT HOMEPLACE, PLAT 3, BEING A REPLAT OF A PORTION OF LOT 1, LEGENDS PARK AT HOMEPLACE PLAT 1, AS RECORDED IN MAP BOOK 16, PAGE 61, IN THE PROBATE OFFICE OF ELMORE COUNTY, ALABAMA.

EXHIBIT 1.2(d)

THE UCC COLLATERAL

The “UCC Collateral” consists of all of the following described property, whether now owned or hereafter acquired and wherever located, together with all replacements and substitutions therefor and all cash and non-cash proceeds (including insurance proceeds and any title or UCC insurance proceeds) and products thereof, and, in the case of tangible property, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith, excluding, however, any and all “consumer goods,” as defined in the UCC:  All of Mortgagor’s right, title, and interest in:  (a) all types of property included within the term “equipment” as defined by the UCC (except vehicles, boats and airplanes), including machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment; (b) all inventory, including all goods held for sale, raw materials, work in process and materials or supplies used or consumed in Mortgagor’s business; (c) all documents; general intangibles; accounts; contract rights; chattel paper and instruments; money; securities; investment properties; deposit accounts; supporting obligations; letters of credit and letter of credit rights; commercial tort claims; and records, software and information contained in computer media (such as databases, source and object codes and information therein), together with any equipment and software to create, utilize, maintain or process any such records or data on electronic media; (d) any and all plans and specifications, designs, drawings and other matters prepared for any construction on any of the Premises or regarding any improvements to any of the Premises and any and all construction contracts, design agreements, engineering agreements and other agreements related to the construction of any such improvements; (e) goodwill; (f) all goods that are to become fixtures located on the Land; and (g) to the extent constituting collateral with respect to which a security interest may be created pursuant to Article 9 of the UCC, amounts paid as rents, fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties.